UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 10, 2015

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8051 Congress Avenue Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Second Amended and Restated Credit Agreement

On June 10, 2015, SBA Senior Finance II LLC (“SBA Senior Finance II”), a wholly-owned subsidiary of SBA Communications Corporation (“SBAC”), entered into the Incremental Term Loan B-2 Amendment, among SBA Senior Finance II, as borrower, the several lenders from time to time parties thereto, Citigroup Global Capital Markets Inc. as lead arranger, syndication agent and joint book runner, Barclays Bank PLC, J.P. Morgan Securities LLC, TD Securities (USA) LLC, Wells Fargo Securities, LLC, Mizuho Bank, Ltd. and Deutsche Bank Securities Inc., as joint book runners and co-documentation agents, and Toronto Dominion (Texas) LLC, as administrative agent (the “Term Loan B-2 Amendment”), to the Second Amended and Restated Credit Agreement, dated as of February 7, 2014, among SBA Senior Finance II, as borrower, the several lenders from time to time parties thereto, and Toronto Dominion (Texas) LLC, as administrative agent (as amended, supplemented or modified from time to time, the “Senior Credit Agreement”). The Term Loan B-2 Amendment provided for a new $500.0 million senior secured Incremental Term Loan B (the “2015 Term Loan B”).

The 2015 Term Loan B consists of a senior secured term loan in a principal amount of $500.0 million that matures on June 10, 2022. The 2015 Term Loan B will bear interest, at SBA Senior Finance II’s election, at either the Base Rate (as defined in the Senior Credit Agreement) plus 1.50% per annum (with a Base Rate floor of 1.75%) or Eurodollar Rate (as defined in the Senior Agreement) plus 2.50% per annum (with a Eurodollar Rate floor of 0.75%). The proceeds from the 2015 Term Loan B were used to pay down existing balances on the revolving credit facility. Principal on the 2015 Term Loan B will be repaid on the last day of each March, June, September and December, commencing on September 30, 2015, in an amount equal to 0.25% of the initial aggregate principal amount of the 2015 Term Loan B. SBA Senior Finance II has the ability to prepay any or all amounts under the 2015 Term Loan B with no prepayment penalty, except to the extent the 2015 Term Loan B is prepaid prior to December 10, 2015 from the proceeds of certain refinancing or repricing transactions, in which case a prepayment fee equal to 1.0% of the aggregate principal amount of such prepayment will apply. The 2015 Term Loan B was issued at 99.00% of par value.

All other material terms of the Senior Credit Agreement, as amended, remained unchanged.

Relationships

SBAC and certain of its affiliates have previously entered into commercial financial arrangements with each of the lenders under the Senior Credit Agreement and/or their respective affiliates, and each of these entities and/or its affiliates has in the past provided financial, advisory, investment banking and other services to SBAC and its affiliates, including (1) serving as a lender and/or in other related capacities in connection with the Senior Credit Agreement and the various term loans and revolving credit facility under the Senior Credit Agreement and/or (2) as a book runner and/or an initial purchaser for our Secured Tower Revenue Securities, Series 2014-1, Series 2014-2, Series 2013-1, Series 2013-2, Series 2012-1 and Series 2010-2. In

addition, each of Citigroup Global Markets Inc., Barclays Capital Inc., J.P. Morgan Securities LLC, TD Securities (USA) LLC, Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., served as a book runner and/or an initial purchaser for our 4.875% Senior Notes due 2022, 5.75% Senior Notes due 2020 and 5.625% Senior Notes due 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: June 11, 2015